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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 15, 2000 relating to the financial statements of The Dayton Power and Light Company's natural gas retail distribution business as of December 31, 1999 and for the year then ended, which appears in Vectren Corporation's Current Report on Form 8-K dated January 16, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Dayton, Ohio
January 29, 2001